UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 15, 2022
Allegiance Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040
(Address of Principal Executive Offices) (Zip Code)
(281) 894-3200
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 15, 2022, Allegiance Bancshares, Inc., the holding company of Allegiance Bank, issued a joint press release with CBTX, Inc. announcing receipt of regulatory approval from the Board of Governors of the Federal Reserve System to complete the previously announced merger of equals. This approval follows recent approvals from the Federal Deposit Insurance Corporation (“FDIC”), the Texas Department of Banking and the shareholders of both companies. No further regulatory approvals are required to complete the merger of Allegiance and CBTX. Allegiance and CBTX expect to complete the merger on or about October 1, 2022, pending satisfaction or waiver of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Allegiance Bancshares, Inc. dated September 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements about the benefits of the proposed merger of Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), including future financial and operating results, statements related to the expected timing of the completion of the merger, the combined company's plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as "may," "will," "should," "scheduled," "plans," "intends," "anticipates," "expects," "believes," "estimates," "potential," or "continue" or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Allegiance or CBTX to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to the parties' businesses as a result of the announcement and pendency of the merger; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (4) the risk that the integration of each party's operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party's businesses into the other's businesses; (5) the amount of the costs, fees, expenses and charges related to the merger; (6) the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; (7) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger; (9) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (10) the dilution caused by CBTX's issuance of additional shares of its common stock in the merger; (11) general competitive, economic, political and market conditions; and (12) other factors that may affect future results of Allegiance and CBTX including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Texas Department of Banking and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

Additional factors which could affect future results of Allegiance and CBTX can be found in Allegiance's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and CBTX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC's website at https://www.sec.gov. Each of Allegiance and CBTX disclaims any obligation and does not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: September 15, 2022	By:	/s/ Steven F. Retzloff
Steven F. Retzloff
Chief Executive Officer